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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 27, 2001

MB Financial, Inc.
(Exact name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-24566-01 (Commission File Number)	36-4460265 (IRS Employer Identification No.)
801 West Madison Street, Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (773) 645-7866

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

    On December 26, 2001, MB Financial, Inc. and its subsidiary MB Financial Bank, N.A. (MB Financial) and First Lincolnwood Corp. and its subsidiary First National Bank of Lincolnwood entered into agreements pursuant to which MB Financial will purchase all of the outstanding shares of First Lincolnwood Corp. and the outstanding minority shares in the First National Bank of Lincolnwood for an aggregate consideration of $35 million, pending regulatory and shareholder approvals. The purchase price is approximately 1.7 times First National Bank of Lincolnwood's book value and 16 times earnings. The resulting premium is approximately 6.8% of deposits. Cost savings are expected to be $2 million in the first year subsequent to merger and $3 million thereafter. The acquisition is expected to close by the end of the first quarter of 2002.

    A copy of the joint press release announcing execution of the Agreement and Plan of Merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1.  Press Release of MB Financial, Inc. dated December 27, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC. (REGISTRANT)
Date: December 27, 2001	By:	/s/ MITCHELL FEIGER Mitchell Feiger President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of MB Financial, Inc. dated December 27, 2001.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES